UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report – July 7, 2004
(Date of earliest event reported)

QUESTAR GAS COMPANY
(Exact name of registrant as specified in charter)

STATE OF UTAH                            1-935                                       87-0155877

(State of other jurisdiction of        (Commission File No.)                 (I.R.S. Employer

incorporation or organization)                                                             Identification No.)

P.O. Box 45360, 180 East 100 South Street, Salt Lake City, Utah 84145-0360
(Address of principal executive offices)

Registrant's telephone number, including area code (801) 324-5555

                                  Not Applicable
(Former name or former address, if changed since last report)

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Item 5.

Other Events and Regulation FD Disclosure.

On July 7, 2004, the Public Service Commission of Utah (the "PSCU") entered an "Order Directing a Settlement Meeting" in the long-standing case involving certain processing costs incurred by Questar Gas Company ("Questar Gas" or the "Company") since June of 1999.  The PSCU indicated that it intended to issue a written order in August of 2004, but encouraged the parties to enter into settlement discussions for the appropriate means of handling both the pre- and post-May 2004 costs incurred by Questar Gas.  Please see the Company's Form 10-Q for the Quarter ending March 31, 2004, Form 10-K Annual Report for 2003, Form 8-K Current Report dated December 17, 2003, and Form 8-K Current Report dated August 1, 2003 for a detailed history of the regulatory and legal proceedings that involve the prudence of Questar Gas's decision to address an acknowledged safety problem by contracting with an affiliate to removing carbon dioxide from specified gas volumes delivered to customers.

Pending the receipt of a written order by the PSCU, Questar Gas will continue to accrue a liability for the processing costs collected in rates.  The Company, as of June 30, 2004, has accrued approximately $28 million (including interest).

Item 7.

Financial Statements and Exhibits.

c.

The following exhibit is being filed as part of this report.

Exhibit No.

Exhibit

   99.1

Press release dated July 7, 2004, issued by

Questar Gas.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registration has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Questar Gas Company

 (Registrant)

July 8, 2004

/s/Alan K. Allred____________

Date

Alan K. Allred

President and Chief Executive

Officer

List of Exhibits:

Exhibit No.

Exhibit

        99.1

Press release dated July 7, 2004, issued by

Questar Gas.

PSC ORDER ON QUESTAR GAS-PROCESSING DISPUTE

NOT EXPECTED UNTIL AUGUST

SALT LAKE CITY — The Public Service Commission of Utah today said it anticipates issuing an order in August 2004 in a five-year-old dispute over recovery of certain gas-processing costs incurred by a Questar Corp. (NYSE:STR) retail gas-distribution subsidiary, Questar Gas.

In a two-page order, the public service commission (PSC) directed Questar Gas and other interested parties to explore whether a settlement proposal can be reached on cost and safety issues prior to issuance of the PSC order.

Keith O. Rattie, Questar chairman, president and chief executive officer, said: “We are disappointed that the issues in this five-year-old dispute remain unresolved. However, we will continue to work in good faith with the parties in an attempt to resolve this dispute.”

Rattie indicated that in 1999 Questar Gas contracted for gas-processing services with an affiliate to ensure that certain gas supplies would burn safely in customers’ appliances. “We took prudent actions to protect customer safety. Our costs are legitimate. We’re entitled to recover our costs,” he said.

Questar Gas currently serves more than 770,000 retail, commercial and industrial customers in Utah and portions of Wyoming and Idaho.

Questar is an integrated natural gas company with $4 billion in enterprise value. Headquartered in Salt Lake City, Questar engages in gas and oil development and production; gas gathering, processing and marketing; interstate gas transmission and storage; and retail gas distribution.

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For more information, visit Questar’s internet site at www.questar.com.

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